UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2006

GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's Telephone Number, including Area Code:  (337) 583-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

            On June 30, 2006, we entered into a Settlement Agreement (the "Settlement Agreement") with Groupe GTM (now Vinci) to settle all claims arising from our termination of a Share Purchase Agreement to purchase the shares of ETPM S.A., a wholly owned subsidiary of Groupe GTM.  Under the terms of the Settlement Agreement, on July 3, 2006, we paid Vinci €17.5 million (for which we paid approximately $22.0 million) in full and final settlement of its claims against us.  Our balance sheet at March 31, 2006 included a $35.7 million liability associated with these proceedings.  We expect to record income before taxes of approximately $13.7 million in the quarter ended June 30, 2006.

For a detailed discussion of these proceedings, please read Item 3. Legal Proceedings contained in our Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                GLOBAL INDUSTRIES, LTD.

Date:    July 7, 2006                           By:  /S/ PETER S. ATKINSON
                                                                Name: Peter S. Atkinson
                                                                Title: President and Chief Financial Officer